                                                                   EXHIBIT 10(u)

                           REVOLVING CREDIT AGREEMENT

                                  BY AND AMONG


                               ENERGYSOUTH, INC.,
                                  AS BORROWER,


                                       AND


                          AMSOUTH BANK, N.A., AS AGENT,


                                       AND


                        AmSOUTH BANK, N.A., REGIONS BANK,
                    WHITNEY NATIONAL BANK, SOUTH ALABAMA BANK
                     SOUTHTRUST BANK, N.A., AND COMMONWEALTH
                                 NATIONAL BANK,

                                   AS LENDERS


                                      * * *

                                   $20,000,000

                                      * * *

                               SEPTEMBER 30, 1999

                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement is entered into as of the 30th day of September, 1999, by and among EnergySouth, Inc., as Borrower ("Borrower"), AmSouth Bank, N.A., as agent for Lenders to the extent and in the manner provided in Article VIII below ("'Agent"), and AmSouth Bank, N.A., Regions Bank, Whitney National Bank, South Alabama Bank, SouthTrust Bank, N.A., and Commonwealth National Bank, as Lenders (collectively, "Lenders").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lenders enter into this Revolving Credit Agreement to provide for a revolving & edit facility for lending to Borrower; and

         WHEREAS, Lenders have agreed to do so upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                              DEFINITIONS OF TERMS

         For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

         Section 1.01. "Advance" shall mean the disbursement by the Agent of a sum or sums loaned to Borrower pursuant to this Agreement.

         Section 1.02. "Affiliate" shall mean any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with, another Person or its Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of another Person or its Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by another Person or its Subsidiary. The term "control" means the possession, - directly or-indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.


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


         Section 1.03. "Agent" shall have the meaning assigned to such term in the preamble hereof.

         Section 1.04. "Agreement" or "this Agreement" shall mean this Revolving Credit Agreement as the same may be amended or modified from time to time.

         Section 1.05. "AmSouth Bank" shall mean AmSouth Bank, N.A., a national banking association.

         Section 1.06. "Applicable Rate of Interest" shall mean the rate of interest designated in accordance with Section 3.02 hereof.

         Section 1.07. "Borrower" shall have the meaning assigned to such term in the preamble hereof.

         Section 1.08. "Borrowing Account" shall mean a demand deposit account in AmSouth Bank in the name of, and under the control of, Borrower.

         Section 1.09. "Borrowing Date" shall mean any date specified in a Request for Advance delivered in accordance with the provisions of Section 2.02(a) as a date on which Borrower requests an Advance hereunder.

         Section 1.10. "Business-Day" shall mean a day on which banks are open for business in Mobile, Alabama.

         Section 1.11. "Commitment" shall mean the obligation, of each Lender to extend credit to Borrower under this Agreement in an aggregate principal amount not to exceed such Lender's Committed Sum.

         Section 1.12. "Commitment Period " shall mean the period beginning on the date hereof and ending on the Commitment Termination Date.

         Section 1.13. "Commitment Termination Date" shall mean the earlier of
(i) January 31, 2001 or, if such date is not a Business Day, the Business Day next succeeding such date, unless the Lenders and Borrower shall agree in writing by January 31, 2000 to the extension of the date of payment of the indebtedness evidenced by the Note for one additional period of one (1) year, in which event the date of payment of indebtedness evidenced by the Note, as thereby extended, shall be the Commitment Termination Date, or (ii) date on which the Commitment is terminated by either Borrower or Lenders pursuant to the provisions hereof.


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         Section 1.14. "Committed Sum" shall mean, with respect to a Lender, the amount set forth below opposite the name of such Lender:

                       AmSouth Bank           -            $   7,000,000.00
                       Regions Bank           -                5,000,000.00
                       Whitney Bank           -                5,000,000.00
                       South Alabama Bank     -                2,000,000.00
                       SouthTrust Bank        -                  900,000.00
                       Commonwealth Bank      -                  100,000.00

         Section 1.15. "Commonwealth Bank" shall mean Commonwealth National Bank, a national banking association.

         Section 1.16. "Debtor Law" shall mean any of, and "Debtor Laws" means all of the applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws of any jurisdiction from time to time in effect affecting the rights of creditors generally.

         Section 1.17. "Default" shall mean any of the events specified in
Article VII, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

         Section 1.18. "Event of Default" shall have the meaning assigned to such term in Section 7.01.

         Section 1.19. "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over either Borrower or any of its business, operations or properties.

         Section 1.20. "Indebtedness" shall mean all long-term debt listed in
Note 3 to Borrower's Consolidated Financial Statements contained in Borrower's Annual Report on Form 10K for year ended September 30, 1998.

         Section 1.21. "Lenders" shall have the meaning assigned to such term in the preamble hereof.

         Section 1.22. "LIBOR" shall mean a fluctuating rate of interest equal to the average offered rate in the London Interbank Market for deposits in U.S. dollars for a one-month period, as reported in the Money Rates section of The Wall Street Journal.


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


         Section l.23. "Loan Documents" shall mean this Agreement and the Note and all other documents executed by Borrower in connection therewith.

         Section 1.24. "Loans" shall mean the aggregate unpaid principal balance of all Advances Loans; each Advance, individually, a "Loan".

         Section 1.25. "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Notes under the laws which are presently in effect of the United States of America and the State of Alabama applicable to the holders of the Notes and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Alabama which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         Section 1.26. "Note" shall mean the promissory note executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

         Section 1.27. "Obligations" shall mean:

         (a) all present and future indebtedness, obligations and liabilities of Borrower to Agent and Lenders arising pursuant to this Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

         (b) all present and future indebtedness, obligations and liabilities of Borrower to Lenders arising pursuant to or represented by the Note and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof;

         (c) all present and future indebtedness, obligations and liabilities of Borrower evidenced by or arising pursuant to any of the Loan Documents; and

         (d) all renewals, extensions, modifications and refundings of the indebtedness referred to in the foregoing clauses, or any part thereof.

         Section 1.28. "Percentage" shall mean, with respect to each Lender, the percentage set forth below opposite the name of such Lender but as it may be changed from time pursuant to Subsection 2.02(c):




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
                       AmSouth Bank           -         35% (.35)
                       Regions Bank           -         25% (.25)
                       Whitney Bank           -         25% (.25)
                       South Alabama Bank     -         10% (.10)
                       SouthTrust Bank        -        4.5% (.045)
                       Commonwealth Bank      -         .5% (.005)

         Section 1.29. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

         Section 1.30. "Regions Bank" shall mean Regions Bank, an Alabama banking corporation.

         Section 1.31. "Request for Advance" shall have the meaning assigned to such term in Section 2.02(a).

         Section 1.32. "South Alabama Bank" shall mean South Alabama Bank, an Alabama banking corporation.

         Section 1.33. "SouthTrust Bank" shall mean SouthTrust Bank, N.A., a national banking association.

         Section 1.34. "Subsidiary" shall mean a corporation, general partnership, limited liability company, limited partnership or other business entity of which the shares, partnership or membership interests having ordinary voting power to elect a majority of the board of directors, general partners, managing partners or managers of such business entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by Borrower.

         Section 1.35. "Taxes" shall have the meaning assigned to such term in
Section 3.07.

         Section 1.36. "Total Commitment" shall mean $20,000,000.00.

         Section 1.37. "Whitney Bank" shall mean Whitney National Bank, a national banking association.

         Section 1.38. Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the above defined meanings when used in the Note or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context thereof shall otherwise require.

         (b) Defined terms used herein in the singular shall import the plural and vice-versa.


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         (c) The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II
                               THE REVOLVING LOANS

         Section 2.01. Revolving Commitments. Subject to the terms and conditions of the Agreement, each Lender severally (and not jointly) agrees to lend to Borrower on a revolving, basis, in one or more Advances, from time to time during the Commitment Period, an amount equal to such Lender's Percentage of amounts requested by Borrower in each Request for Advance; provided, however, that (a) total Loans outstanding at any one time shall not exceed $20,000,000,
(b) no Lender shall be obligated to make an advance if such advance would cause the Lender's Percentage of the unpaid principal balance of the indebtedness evidenced by the Note to be in excess of such Lender's Committed Sum, (c) each advance shall be in an amount not less than $100,000.00, and (d) each advance shall be made ratably by all Lenders in accordance with their respective Percentages. Within the limits of this Section 2.01, during the Commitment Period Borrower may borrow, repay and reborrow in accordance with the terms and conditions of this Agreement.

         Section 2.02. Advances.

         (a) Request for Advance. Borrower shall give Agent telephonic notice by noon, local time in Mobile, Alabama, on the day of each requested Borrowing hereunder, confirmed in writing by hand delivery or facsimile within one (1) hour of such telephonic notice (a "Request for Advance"), specifying the aggregate amount of such Borrowing.

         (b) Notice Irrevocable. Each Request for Advance shall be irrevocable and binding on Borrower, and Borrower shall indemnify each Lender against any cost, loss or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified for an Advance, the conditions to the making of such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Advance to be made by such Lender as part of such Borrowing.

         (c) Funding. After receiving a Request for Advance in the manner provided herein, Agent shall promptly notify each Lender by telephone (confirmed immediately by telecopier, telex or cable), telecopier, telex or cable of the term's of such notice and such Lender's Percentage of such Advance. Each Lender shall, before 2:00 p.m., local time in Mobile, Alabama, on the date


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an Advance is requested as specified in a Request for Advance, deposit with
Agent such Lender's Percentage of such Advance in immediately available funds. Upon apparent fulfillment of all applicable conditions set forth herein and after receipt by Agent of such funds, Agent shall deposit such funds into the Borrowing Account. The failure of any Lender to make any Advance required to be made by it hereunder shall not relieve any other Lender of its obligation to make its Advance hereunder. If any Lender fails to provide its Percentage of any Advance and if all conditions to such Advance have apparently been satisfied, Agent will make available to Borrower the funds received by it from the other Lenders. Neither Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. In the event of any failure by a Lender to make an Advance required hereunder, the other Lenders may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Lender's interest in, the Note.

         Unless Agent shall have received notice from a Lender prior to 2:00 p.m., local time in Mobile, Alabama, on the date of any Advance that such Lender will not make available to Agent such Lender's Percentage of such Advance, Agent may assume that such Lender has made such amount available to Agent on the date of such Advance and Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Lender shall not have so made its Percentage of any Advance available to Agent, Borrower agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or on behalf of Borrower until the date such amount is repaid to Agent, at the interest rate under the Note.

         Section 2.03. Commitment Fees. Borrower agrees to pay to Agent, for the account of each Lender, availability fees for the Commitment Period computed at a rate per annum equal to one-eighth of one percent (1/8 of 1 %) on the average daily unborrowed amount of such Lender's Committed Sum in effect during the period for which payment is made. Such commitment fees shall be payable annually in arrears on the first Business Day after the anniversary of the Note and again at the maturity date of the Note.

         Section 2.04. Termination of Commitment by Borrower. Borrower may at any time, upon not less than thirty (30) Business Days' prior written notice to Lenders, terminate the Commitment provided, however, that upon the termination of the Commitment, all amounts due under the Note and other Loan Documents shall be immediately due and-payable.

         Section 2.05. Use of Proceeds. The proceeds of each Borrowing shall be used for the general corporate purposes of Borrower.


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                                   ARTICLE III
                             NOTES AND NOTE-PAYMENTS

         Section 3.01. Note. The Advances shall be evidenced by a promissory note (the "Note") executed by Borrower, which Note shall (a) be dated the date hereof, (b) be in the principal amount of $20,000,000.00, (c) be payable to the order of Agent, as Agent for the Lenders, at the office of Agent, (d) bear interest in accordance herewith, and (e) be in the form of Exhibit "A" attached hereto, with blanks appropriately completed in conformity herewith. The Agent is authorized, but is not required, to endorse on the schedule attached to the Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower thereunder.

         Section 3.02. Interest Rate. The Borrower shall pay interest to the Agent for the ratable benefit of the Lender, on the outstanding and unpaid principal amount of the Loan at the rate of LIBOR plus eighty basis points (.80%) per annum, based on a 365-day year, or the prime rate as reported in the Money Rates section of The Wall Street Journal, minus 125 basis points (1.25%). The Prime - Based Rate shall be adjusted as of the date each change in the prime rate is reported in the Money Rates section of The Wall Street journal. The interest rate shall be adjusted on the first day of each calendar month, based upon LIBOR in effect as of the first Business Day of such month, and shall remain in effect throughout such calendar month.

         Section 3.03. Principal Payments and Prepayments.

         (a) Payment of the Note. The unpaid principal amount of the Note, and all accrued but unpaid interest thereon, shall be due and payable on the earlier of (i) the Commitment Termination Date, or (ii) the date on which the Note becomes due and payable under the provisions of Section 7.02 hereof.

         (b) Optional Principal Prepayments on the Note. At any time and from time to time Borrower may prepay without premium or penalty the principal of the Note then outstanding, in whole or in part.

         Section 3.04. Payment of Interest on the Note. Interest upon the Note shall be calculated at the end of each calendar month and shall be due and payable on the first business day of the next calendar month and at the Commitment Termination Date.

         Section 3.05. Manner and Application of Payments. All payments and prepayments of principal of, and interest on, the Note shall be made by Borrower to Agent before 2:00 p.m., local time in Mobile, Alabama, in federal or other 'immediately available funds at Agent's principal banking office in Mobile, Alabama. Any payment or prepayment received by Agent after 2:00 p.m.,


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


local time in Mobile, Alabama, shall be deemed to have been received by Agent on the next succeeding Business Day. Should the principal of or interest on the Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Agent hereunder for the account of Lenders shall be promptly distributed by Agent to each Lender.

         Section 3.06. Pro Rata Treatment. Each payment and each prepayment received by Agent for the account of Lenders shall be distributed to each Lender entitled to share in such payment in accordance with the Percentage of such Lender (or in accordance with such Lender's pro rata share of total Advances, in the event that such Lender's pro rata share of Advances is not equal to such Lender's Percentage).

         Section 3.07. Taxes.

         (a) Any and all payments by Borrower hereunder or under the Note shall be made in accordance with this Article III, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

         (b) Borrower shall pay any-present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Loan Documents.

         (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 3.07 shall survive the payment in full of the Obligations.

         Section 3.08. Indemnity. Borrower shall indemnify each Lender and hold each Lender harmless from any loss or expense or loss of margin which such Lender may sustain or incur as a consequence of Borrower's failure or refusal to borrow after Borrower has given a Request for Advance pursuant to Section 3-02(a). This covenant shall survive termination of this Agreement and payment of the Obligations for a period of one (1) year. A statement setting forth the calculations of any amounts payable pursuant to this subsection submitted by a Lender to Borrower and Agent shall be conclusive in the absence of manifest error.


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                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         Section 4.01. Initial Advance. The obligation of each Lender to make the initial Advance hereunder is subject to the condition precedent that, on or before the date of such Advance, Agent shall have received for each Lender the following, each dated as of the date of such Advance, in form and substance satisfactory to Agent and such Lender:

         (a) Note. The duly executed Note.

         (b) Resolutions of Borrower. Resolutions of Borrower approving the Loans contemplated hereby, duly adopted by Borrower's Board of Directors and accompanied by a certificate of the Secretary or Assistant Secretary of Borrower stating that such resolutions are true and, correct, have not been altered or repealed and are in full force and effect.

         (c) Mobile Gas Service Corporation. All obligations of Mobile Gas Corporation under the Revolving Credit Agreement by and among Mobile Gas Service Corporation and the Agent and Lenders shall concurrently be satisfied, and the Commitment therein shall be terminated.

         Section 4.02. All Advances. The obligation of each Lender to make any Advance under this Agreement (including the initial Advance) shall be subject to the following conditions precedent:

         (a) No Defaults. As of the date of the making of such Advance, there shall exist no Default or Event of Default.

         (b) Compliance with Agreement. Borrower shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with by Borrower before or on the date of such Advance.

         (c) Request for Advance. Agent shall have received from Borrower a Request for Advance in the form attached hereto as Exhibit "B", dated as of the date of such Borrowing and signed by an authorized officer of Borrower.

         (d) Representations and Warranties. The representations and warranties contained in Article V hereof and in each of the Loan Documents shall be true in all respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.


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         (e) Bankruptcy Proceedings. No proceeding or case under Debtor Law shall have been commenced by or against Borrower or any direct or indirect Subsidiary of Borrower.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Loans hereunder, Borrower represents and warrants Agent and to Lenders that:

         Section 5.01. Organization and Good Standing. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Alabama, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

         Section 5.02. Authorization and Power. Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Borrower. Borrower is duly authorized, and has taken all corporate action necessary to authorize Borrower, to execute, deliver and perform the Loan Documents executed by Borrower. Borrower is and will continue to be duly authorized to perform the Loan Documents executed by Borrower and the Obligations.

         Section 5.03. No Conflicts or Consents. Neither the execution and delivery of the Loan Documents, nor the on summation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will materially contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or to which Borrower may be subject, or violate any provision of the charter or bylaws of Borrower. No consent, approval, authorization or order of any court or Governmental Authority or third party is required and has not been obtained in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

         Section 5.04. Enforceable Obligations. The Loan Documents have been duly executed and delivered by Borrower and are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

         Section 5.05. No Default. No event known to Borrower has occurred and is continuing which constitutes a Default or an Event of Default.


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         Section 5.06. Use of Proceeds: Margin Stock. The proceeds of the Loans will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, Regulation X, or Regulation G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Borrower has neither taken nor will take, and no Person acting on behalf of Borrower has taken or will take, any action which might cause the Note or any of the other Loan Documents, including this Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower neither owns, nor does any subsidiary of Borrower own, "margin stock" as herein defined.

         Section 5.07. Taxes. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been- paid prior to the time that such taxes could give rise to a lien thereon. There is no known material proposed tax assessment against Borrower and Borrower is not aware of any basis for such assessment.

                                   ARTICLE VI
                                    COVENANTS

         So long as Lenders have any commitment to make Advances hereunder, and until payment in full of the Note, Borrower agrees that (unless Lenders shall otherwise consent in writing):

         Section 6.01. Financial Information. Borrower shall deliver to each Lender, within three (3) days of its transmittal for filing with the Securities and Exchange Commission, a true and correct copy of each Form 10-Q and Form 10-K of Borrower.

         Section 6.02. Additional Financial Information. Borrower shall deliver to each Lender such additional financial information as Lenders may reasonably request from time to time.

         Section 6.03. Payment of Taxes and Other Indebtedness. Borrower shall pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it before delinquent, and (b) all other indebtedness of


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Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings, and appropriate accruals therefore shall have been established in accordance with generally accepted accounting principles.

         Section 6.04. Maintenance of Existence and Rights; Conduct of Business. Borrower shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

         Section 6.05. Compliance with Material Agreements. Borrower shall comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

         Section 6.06. Minimum Stockholders' Equity Plus Minority Interest. Borrower, and its consolidated subsidiaries, shall at all times maintain a Total Stockholders' Equity, plus Minority Interest, on a consolidated basis of not less than Fifty-Five Million and No/100 Dollars ($55,000,000.00).

         Section 6.07. Leverage Ratio. Borrower, and its consolidated subsidiaries, will maintain at all times, on a consolidated basis, a ratio of Total Liabilities plus Long-Term Debt, (excluding short-term debt used to purchase temporary investments) to Stockholders Equity plus Minority Interest of not greater than 2.0 to 1.0.

         Section 6.08. Debt/Earnings Ratio. Borrower, and its consolidated subsidiaries, will maintain at all times, on a consolidated basis, a ratio of funded debt (excluding short-term debt used to purchase temporary investments) to EBITDA (after dividends) of not more than 4.5 to 1. "'EBITDA" means earnings before interest, taxes, depreciation, and amortization. Funded debt is defined as the sum of Long-Term Debt, Current Maturities of Long-Term Debt, and Notes Payable to Banks.

         Section 6.09. Mobile Gas Service Corporation. (a) Borrower shall not convey, sell, assign, transfer or otherwise dispose of any interest in Mobile Gas Service Corporation or its capital stock, and (b) Borrower shall not allow the gross assets of Mobile Gas Service Corporation to be less than $115,000,000 at any time during the term of the Loans; provided, however, that should Mobile Gas Service Corporation dividend its subsidiary MGS Storage Services, Inc. to Borrower so that MGS Storage Services, Inc. becomes a direct subsidiary of Borrower, then the $115,000,000 requirement of this subsection shall be reduced by a dollar amount equal to the value allocated to MGS Storage Services, Inc. on the balance sheet of Mobile Gas Service Corporation for the month ended closest to the date of such dividend.

         Section 6.10. Annual Payoff. Beginning in the year 2000 for 45 consecutive days during each calendar year that the Loan(s) is Outstanding the Borrower will reduce the balance outstanding on the Loan(s) to zero.

         Section 6.11. Due on Sale Provision. Upon any sale, lease, transfer or disposition of either a controlling interest in Borrower, or a majority of its now owned or hereafter acquired assets, or consolidation or merger into another entity, this Loan(s) and the Note shall immediately become due and payable in full.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         Section 7.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

         (a) Borrower shall fail to pay within five (5) days of when due any principal of, or interest on, any Note or any fee, expense or other payment required hereunder;

         (b) any representation or warranty made under this Agreement, or in any certificate or financial statement furnished or made to Lenders pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

         (c) default shall occur in the performance of any of the covenants or agreements of Borrower contained herein, and such default remains uncured ten
(10) days after notice of such default is given to Borrower;

         (d) default shall occur in the payment of any material Indebtedness of Borrower (other than the Obligations) or default on the part of Borrower shall occur in respect of any note, loan agreement or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity and shall not be promptly paid or extended, thereof or shall become due by its terms and shall not be promptly paid or extended;

         (e) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of Borrower's assets, (ii) file a voluntary petition in bankruptcy, admit in a writing delivered or furnished to a third party (including the Agent or Lenders) that such Borrower is unable to pay its debts as they become due or generally not pay its debts as they become due (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws or other Debtor Law, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Borrower in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

         (f) an involuntary petition or complaint shall be filed against Borrower seeking bankruptcy or reorganization of Borrower or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of the assets of Borrower, and such petition or complaint shall not have been dismissed within ninety (90) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or of all or substantially all of the assets of Borrower.

         Section 7.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Agent shall, at the request of Lenders, and may, with the consent of Lenders, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lenders in their sole discretion may deem necessary or appropriate: (a) terminate Lenders' commitment to lend hereunder, (b) declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (c) reduce any claim to judgment, and/or (d) without notice of Event of Default or demand, pursue and enforce any of Agent's or Lenders' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law; provided, however, that if any Event of Default specified in Section 7.01 (f) shall occur with respect to Borrower, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and Lenders' obligations to lend shall immediately terminate hereunder, without any further action by Agent or any Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

                                  ARTICLE VIII
                            THE AGENT; PARTICIPATIONS

         Section 8.01. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. With respect to its Commitment and the Advances made by it, AmSouth Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include AmSouth Bank in its capacity as a Lender. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of Borrower's Affiliates and any Person which may do business with Borrower or any of Borrower's Affiliates, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

         Section 8.02. Agent's Fees. Borrower shall pay to Agent for its own account fees, if any, in the amounts and at the times agreed between them.

         Section 8.03. Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

         Section 8.04. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving fifteen (15) Business Days' written notice thereof to Lenders and Borrower. Upon any such resignation, Borrower shall have the right to appoint a successor Agent from among the remaining Lenders. If no successor Agent shall have been so appointed by Borrower and shall have accepted such appointment within fifteen (15) Business Days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Borrower, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 8.05. Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Lenders recognize and agree that Agent shall not be required to determine independently whether the conditions described in Article IV have been satisfied and, in disbursing funds to Borrower, may rely fully upon statements contained in the relevant Request for Advance . Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the circumstances.

         Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by Borrower to perform any of its obligations hereunder. Agent may, after consultation with Lenders, employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         The relationship between Agent and each of the Lenders is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the instructions of Lenders and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law.

         Section 8.06. Notices of Event of Default. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give notice thereof to the other Lenders. In the event that any Lender shall have acquired actual knowledge of any Event of Default or of any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, such Lender shall promptly give notice thereof to the Agent and other Lenders.

         Section 8.07. Sale or Assignment. Each participation shall constitute an assignment, without recourse to AmSouth Bank, of any undivided interest in the Loans, the Loan Documents, and any and all property of Borrower or proceeds thereof that may be received in payment from the Borrower or applied to the Loans. Nothing in this Agreement nor in any other agreement among Lenders and Agent shall be construed to create a loan by any Lender to Agent or any other Lender unless expressly set forth therein.

         Section 8.08. Catch-All. Except for Loan repayments described herein, no Lender shall have any interest in other payments received by the Agent from Borrower.

         Section 8.09. Corporate Power. Each Lender and the Agent represents and warrants to all other Lenders and Agent that the making and performance of this Agreement is within its power and has been duly authorized by all necessary corporate and other action by it, that this Agreement is in compliance with all applicable laws and regulations promulgated thereunder, and does not conflict with any agreements by which it is bound, and that this Agreement has been duly executed by it, and constitutes the legal, valid and binding obligation of it, enforceable in accordance with its respective terms.

         Section 8.10. Credit Analysis. Each Lender has conducted and will conduct its own credit analysis, without reliance on Agent, and based upon such documents and information as it has deemed appropriate, made and will make its decisions called for hereunder, and will continue to be responsible for making its own independent appraisal of the credit, financial condition, and all other matters concerning Borrower. Each Lender represents and warrants that its participation in the Loan and Loan Documents is an ordinary commercial lending transaction and not a "sale" of a "security" under any federal or state securities law, rule or regulation.

         Section 8.11. Administration of Loan. Only upon the unanimous consent of each Lender may the Agent (i) agree to any modification of any of the terms of the Credit Documents or any other agreement or instrument evidencing or securing this Loan; (ii) waive any of such terms or give or withhold consents or approvals to any actions or failure to act by the Borrower; (iii) reduce the principal of or the interest rate or extend the stated maturity of the Loan;
(iv) agree upon any extension, modification, refinancing, refunding, assumption or other restructuring of the Loan.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles.

         Section 9.02. Waiver. No failure to exercise, and no delay in exercising, on the part of any Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Notes or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         Section 9.03. Payment of Expenses. Borrower agrees, in the event that Lenders prevail, to pay all reasonable costs and expenses of Lenders (including, without limitation, the reasonable attorneys' fees of Lenders' legal counsel) incurred by Lenders in connection with the preservation and enforcement of Agent's and Lenders' rights under this Agreement and/or the Notes.

         Section 9.04. Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (a) given in writing and personally delivered or mailed by prepaid United States mail, or (b) made by courier, overnight delivery service or telecopier or telex delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party as follows:

         (a)      Borrower:   EnergySouth, Inc.
                              Post Office Box 2607
                              Mobile, Alabama 36652

                              Attention: John S. Davis

                              Telecopier No.: (334) 476-1745


         (b)      Agent:      AmSouth Bank, N.A.
                              Post Office Drawer 1628
                              Mobile, Alabama 36633-1628

                              Attention: Robert F. Diehl, Jr.

                              Telecopier No.: (334) 438-8377


         (b)      Lenders:    AmSouth Bank, N.A.
                              Post Office Drawer 1628
                              Mobile, Alabama 36633-1625

                              Attention: Robert F. Diehl, Jr.

                              Telecopier No.: (334) 438-8377


                              Regions Bank
                              Post Office Drawer 2527
                              Mobile, Alabama 36622

                              Attention: Scott Patterson

                              Telecopier No.: (334) 690-1020


                              Whitney National Bank
                              Post Office Box 9789
                              Mobile, Alabama 36691

                              Attention: Kyle Pugh

                              Telecopier No.: (334) 665-1675

                              South Alabama Bank
                              Post Office Box 3067
                              Mobile, Alabama 36652

                              Attention: Robbie Murray

                              Telecopier No.: (334) 433-5065


                              SouthTrust Bank, N.A.
                              Post Office Box 1508
                              Mobile, Alabama 36633

                              Attention: Sharon Johnson

                              Telecopier No.: (334) 431-9256


                              Commonwealth National Bank
                              Post Office Box B
                              Mobile, Alabama 36601

                              Attention: Ernestine Moore

                              Telecopier No.: (334) 476-5946

Any such notice or other communication shall be deemed to have been given on the day it is received, provided, however, that any telephonic or other notice received by Agent after 12:00 noon local time in Mobile, Alabama, on any day from Borrower pursuant to Section 2.02(a) (with respect to a Request for Advance) shall be deemed for the purposes of such Section to have been given by Borrower on the next succeeding Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 9.04.

         Section 9.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Alabama.

         Section 9.06. Confidentiality. Agent and each Lender agree to hold any confidential information which they may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders, (b) to legal counsel, accountants, and other professional advisors, (c) to regulatory officials as required by law, rule or regulation, (d) as required by law or legal process or in connection with any legal proceeding, or (e) as otherwise permitted by the Loan Documents.

         Section 9.07. Nonliability of Lenders. The relationship between Borrower and Lenders is, and shall at all times remain, solely that of borrower and lenders, and Lenders and Agent neither undertake nor assume any responsibility or duty to Borrower to review/ inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's businesses, operations, or condition, financial or otherwise. There is not and shall not be deemed to be a fiduciary relationship between Lenders and Borrower. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by any Lender or Agent in connection with any such matter is for the protection of Lenders and Agent, and neither Borrower nor any third party is entitled to rely thereon.

         Section 9.08. No Joint Venture. Nothing herein contained or contained in the other Loan Documents shall be deemed to create a partnership or joint venture between Lenders and/or Agent on the one hand, and Borrower on the other hand.

         Section 9.09. Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors, assigns and legal representatives; provided, however, that (a) Borrower may not, without the prior written consent of Lenders, assign any rights, powers, duties or obligations thereunder, and (b) no Lender may, without the prior written consent of the other Lenders and Borrower, assign any rights, powers, duties or obligations thereunder.

         Section 9.10. Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior or contemporaneous agreements and understandings, if any, relating to the subject matter hereof and thereof.

         Section 9.11. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         Section 9.12. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Agent or Lenders liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Agent or Lenders, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         Section 9.13. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year, first above written.

                                            BORROWER

                                            ENERGYSOUTH, INC.

                                            By:  /s/ John S. Davis

                                            John S. Davis, President and Chief
                                            Executive Officer

                                            By:  /s/ Charles P. Huffman

                                            Vice President, Chief Financial
                                            Officer and Treasurer


                                            AGENT

                                            AmSOUTH BANK, N.A., as Agent for
                                            Lenders pursuant to the terms hereof

                                            By: /s/ Robert F. Diehl, Jr.

                                            Title:  Vice President


                                            LENDERS

                                            AmSOUTH BANK, N.A.

                                            By:  /s/ Robert F. Diehl Jr.

                                            Title:   Vice President

                                            REGIONS BANK

                                            By:  /s/ Scott S. Patterson

                                            Title:  Commercial Loan Officer


                                            WHITNEY NATIONAL BANK

                                            By: /s/ John M. Turner, Jr.

                                            Title:  State President


                                            SOUTH ALABAMA BANK

                                            By:  /s/ Robert S. Murray

                                            Title:  Vice Pres.


                                            SOUTHTRUST BANK OF ALABAMA, N.A.

                                            By:  /s/ Sharon Johnson

                                            Title:  Vice President


                                            COMMONWEALTH NATIONAL BANK

                                            By:  /s/ Earnestine Moore

                                            Title:  Senior Vice Pres.

                                   EXHIBIT "A"

                              REVOLVING CREDIT NOTE

$20,000,000.00                                                September 30, 1999


         FOR VALUE RECEIVED, the undersigned (the "Maker"), hereby unconditionally promises to pay to the order of AmSOUTH BANK, N.A., a national banking association, As Agent for the Lenders, ("the Agent")(the "Payee"), at the offices of AmSouth Bank, N.A., as Agent (the "Agent"), at Mobile, Alabama, or such other address given to Maker by Agent, the principal sum of TWENTY MILLION and NO/100ths DOLLARS ($20,000,000.00), or so much thereof as may be advanced hereunder and not repaid, together with interest on the unpaid principal balance from day-to-day remaining, computed from the date of advance until maturity at the rate and subject to the terms set forth below.

         This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "Revolving Credit Agreement"), between Maker, Agent and AmSouth Bank, N.A., Regions Bank, Whitney National Bank, South Alabama Bank, SouthTrust Bank, N.A., and Commonwealth National Bank, as Lenders, dated of even date herewith, and the "Note" referred to therein. Each capitalized term used herein shall, unless otherwise indicated, have the meaning assigned to such term in the Revolving Credit Agreement.

         Principal Payments and Prepayments.

         (a) Payment of the Note. The unpaid principal amount of the Note, and all accrued but unpaid interest thereon, shall be due and payable on the earlier of'(i) the Commitment Termination Date, or (ii) the date on which the Note becomes due and payable under the provisions of Section 7.02 of the Revolving Credit Agreement.

         (b) Optional Principal Prepayments on the Note. At any time and from time to time Borrower may prepay without premium or penalty the principal of the Note then outstanding, in whole or in part.

         Payment of Interest on the Note. Interest upon the Note shall be calculated at the end of each calendar month and shall be due and payable on the first business day of the next calendar month and at the Commitment Termination Date.

         Manner and Application of Payments. All payments and prepayments of principal of, and interest on, the Note shall be made by Borrower to Agent before 2:00 p.m., local time in Mobile, Alabama, in federal or other immediately available funds at Agent's principal banking office in Mobile, Alabama. Any payment or prepayment received by Agent after 2:00 p.m., local time in Mobile, Alabama, shall be deemed to have been received by Agent on the next succeeding Business Day. Should the principal of or interest on the Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Agent hereunder for the account of Lenders shall be promptly distributed by Agent to each Lender.

         The Maker hereby waives demand, presentment, protest, notice of protest, notice of dishonor, and all of the requirements necessary to hold it liable for any of the Obligations (meaning thereby this Note and any and all renewals and extensions thereof and any amounts due under the Revolving Credit Agreement).

         Neither any failure nor any delay on the part of Payee in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment, or waiver of any provision of this Note shall be effective unless in writing and signed by a duly authorized officer of Payee, and then the same shall be effective only in the specific instance and for the purpose for which given.

         This Note shall be governed and construed in accordance with the laws of the State of Alabama.

         IN WITNESS WHEREOF, EnergySouth, Inc. has caused this instrument to be executed by its officer thereunto, duly authorized as of the day and date first above written.


                                       ENERGYSOUTH, INC.

                                       By: /s/ John S. Davis
                                       Title:  President and Chief Executive
                                               Officer



                                       By: /s/ Charles P. Huffman
                                       Title:  Vice President, Chief Financial
                                       Officer and Treasurer